Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-188298) pertaining to the ING U.S., Inc. 2013 Omnibus Employee Incentive Plan,

2.	Registration Statement (Form S-8 No. 333-188299) pertaining to the ING U.S., Inc. 2013 Omnibus Non-Employee Director Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-191261) pertaining to the ING U.S. 401(k) Plan for ILIAC Agents,

4.	Registration Statement (Form S-8 No. 333-191262) pertaining to the ING U.S. Savings Plan and ESOP, and

5.	Registration Statement (Form S-3 No. 333-196883) and related Prospectus of Voya Financial, Inc.;

of our report dated February 27, 2015 with respect to the consolidated financial statements and schedules of Voya Financial, Inc. included in this Annual Report (Form 10-K) of Voya Financial, Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

February 27, 2015